                                                                       Exhibit 1

                                                                  Execution Copy

                             VOTING TRUST AGREEMENT


         THIS VOTING TRUST AGREEMENT (this "Agreement"), is dated as of April 19, 2004, by and among Biomedical Value Fund, L.P., a Delaware limited partnership and Biomedical Offshore Value Fund, Ltd., a Cayman Islands exempt company (each, a "Stockholder" and collectively, the "Stockholders"), Xmark Asset Management, LLC (the "Voting Trustee") and Incara Pharmaceuticals Corporation, a Delaware corporation (the "Company").


                                 R E C I T A L S

         WHEREAS, each of the Stockholder is the legal and beneficial owner of
(i) the number of shares indicated on Schedule I hereto of Common Stock, par value $0.001 (the "Common Stock") of the Company, and (ii) the number of warrants (the "Warrants") to purchase shares of Common Stock of the Company listed on Schedule I hereto; and

         WHEREAS, this Agreement is intended to cover all matters upon which any Stockholder is entitled to vote any shares of Common Stock listed on Schedule I hereto and any shares of Common Stock issued upon the exercise of the Warrants listed on Schedule I hereto; and

         WHEREAS, this Agreement is a voting trust agreement, entered into in accordance with the provisions of Section 218 of the Delaware General Corporation Law.


         NOW, THEREFORE, the parties hereto hereby agree that a voting trust with respect to the Voting Trust Stock (as defined below) now or hereafter owned by a Stockholder is hereby created and established, subject to the terms and conditions of this Agreement (the "Voting Trust"), and further agree as follows:

         SECTION 1. Registration of Voting Trust Stock.
                    ----------------------------------

         (a) Simultaneously with the execution of this Agreement, the Stockholder(s) shall deposit with the Voting Trustee all of the Common Stock owned by such Stockholder by delivery to the Voting Trustee of certificates representing such shares of Common Stock, together with stock powers, duly endorsed in blank, transferring such certificates to the Voting Trustee. If a Stockholder exercises a Warrant, upon receipt by such Stockholder of the Common Stock issued in connection with such exercise, such Stockholder shall promptly deposit with the Voting Trustee all of the Common Stock issued to such Stockholder upon any such exercise by delivery to the Voting Trustee of certificates representing such shares of Common Stock, together with stock powers, duly endorsed in blank, transferring such certificates to the Voting Trustee. The Voting Trustee and the Company are fully authorized to take such actions as are necessary to effect the transfer of such shares of Common Stock to, and in the name of, the Voting Trustee on the books of the Company (and also to cause any further transfers of such shares to be made which become necessary through any change of the entities holding the office of Voting Trustee, as hereinafter provided). The Voting Trustee shall file duplicates of this Agreement with the Secretary of the Company and the registered office of the Company in the State of Delaware. The certificates for the Common Stock transferred and delivered to the Voting Trustee pursuant to this Agreement shall be surrendered by the Voting Trustee to the Company and canceled, and new certificates therefor shall be issued to and held by the Voting Trustee in the name of the Voting Trustee in denominations of 500,000 shares each (in its capacity as such) (such shares of Common Stock and any other shares of Common Stock that may in the future be deposited in the Voting Trust being referred to herein as the "Voting Trust Stock"). Upon receipt by the Voting Trustee of the certificates for such shares of Common Stock and upon the transfer of such shares of Common Stock into the name of the Voting Trustee, the Voting Trustee shall hold the Voting Trust Stock, as stockholder of record, subject to the terms and conditions of this Agreement. The Company shall state in the stock ledger of the Company that the shares of Common Stock transferred or issued to the Voting Trustee were transferred or issued pursuant to this Agreement.

         SECTION 2. Stock Certificates. On all certificates representing Voting Trust Stock, in addition to any other legend that may be required, the following legend shall appear:

                  The shares of Common Stock evidenced by this stock certificate are subject to certain restrictions, including restrictions on voting, contained in the Voting Trust Agreement, dated as of April 19, 2004 among the Company, Biomedical Value Fund, L.P., Biomedical Offshore Value Fund, Ltd. and Xmark Asset Management, LLC, as voting trustee, and are issued pursuant to such Voting Trust Agreement. The Voting Trust Agreement is available for inspection by the holder hereof daily at the registered office of the Company in the State of Delaware during regular business hours.

         In addition, on all certificates representing Warrants exercisable for Voting Trust Stock, in addition to any other legend that may be required, the following legend shall appear:

                  This Warrant and the shares of Common Stock issuable upon the exercise of this Warrant are subject to certain restrictions, including restrictions on voting, contained in the Voting Trust Agreement, dated as of April 19, 2004 among the Company, Biomedical Value Fund, L.P., Biomedical Offshore Value Fund, Ltd. and Xmark Asset Management, LLC, as voting trustee, and are issued pursuant to such Voting Trust Agreement. The Voting Trust Agreement is available for inspection by the holder hereof daily at the registered office of the Company in the State of Delaware during regular business hours.

         SECTION 3. Issuance of Voting Trust Certificates. The Voting Trustee shall issue to the Stockholder, in exchange for the Voting Trust Stock delivered hereunder, a voting trust certificate substantially in the form attached as Exhibit A hereto (a "Voting Trust Certificate"). Except as otherwise provided herein, all powers and privileges affecting the Voting Trust Stock represented by a Voting Trust Certificate shall attach to such Voting Trust Certificate.

         SECTION 4. Voting of the Voting Trust Stock.
                    --------------------------------

         (a) The Voting Trustee shall have the exclusive right to exercise, in person or by its nominees or proxies or by written consent, all voting rights and powers granted under the Delaware General Corporation Law (the "DGCL") in respect of all Voting Trust Stock deposited hereunder, and to take part in, or consent to, any corporate or stockholder action of any kind whatsoever permissible under the DGCL (including, without limitation, calling such meetings and taking such other actions as may be permitted under the Company's Certificate of Incorporation and By-laws).


         (b) Throughout the term of this Agreement, the Voting Trustee shall possess and be entitled in its discretion to exercise all rights and power to vote the Voting Trust Stock and to give consents with respect to any lawful corporate action, including without limitation, the election of directors, a merger or consolidation, an amendment or restatement of the certificate of incorporation or by-laws of the Company, the sale, lease or exchange of all or substantially all of the Company's assets, and the liquidation or dissolution of the Company. During such time, no holder of Voting Trust Certificates shall have any rights or powers to vote such shares or to give consents with respect to or otherwise take part in any Company action.

         (c) The holders of the Voting Trust Certificates agree that (i) in voting the Voting Trust Stock, the Voting Trustee shall incur no liability in its capacity as such except for its own gross negligence or willful misconduct as trustee hereunder or the willful failure to comply with the terms of this Agreement as trustee hereunder, and (ii) to the fullest extent permitted by law, neither the Voting Trustee, nor any officer, director, employee or agent of the Voting Trustee, shall be liable for the consequence of any vote cast, or consent given by the Voting Trustee, or any other action taken or omitted to be taken by the Voting Trustee, in good faith, except for any such liability resulting from its gross negligence or willful misconduct or the willful failure to comply with the terms of this Agreement as trustee hereunder.


         SECTION 5. Transfers of Certificates.
                    -------------------------

         (a) A holder of a Voting Trust Certificate may transfer its Voting Trust Certificate to any person; provided that, as a condition to any transfer of a Voting Trust Certificate, such transferee shall provide notice thereof to the Voting Trustee and agree in writing to be bound by the terms of this Agreement. Any attempt to transfer any of the Voting Trust Certificates not in compliance with this Agreement shall be null and void and the Voting Trustee shall give no effect to any such attempted transfer.

         (b) If any mutilated Voting Trust Certificate is surrendered to the Voting Trustee, or the Voting Trustee receives evidence to its satisfaction that any Voting Trust Certificate has been destroyed, lost or stolen, and upon proof of ownership satisfactory to the Voting Trustee together with such security or indemnity as may be reasonably requested (without the need to post a bond), in the case of destroyed, lost or stolen Voting Trust Certificates, by the Voting Trustee to save it harmless, the Voting Trustee shall execute and deliver a new Voting Trust Certificate for the same number of shares of Voting Trust Stock as the Voting Trust Certificate so mutilated, destroyed, lost or stolen, with such notations, if any, as the Voting Trustee shall determine.

         (c) Prior to due presentment of a Voting Trust Certificate for transfer in compliance with the requirements of Section 5(a), the Voting Trustee may treat the registered holder of any Voting Trust Certificate as the owner thereof for all purposes whatsoever, and the Voting Trustee shall not be affected by notice to the contrary.

         SECTION 6. Disposition of Voting Trust Stock.
                    ---------------------------------

         (a) The Voting Trustee shall have no authority to sell, transfer or otherwise dispose of the Voting Trust Stock except in accordance with the provisions of this Agreement.

         (b) A holder of a Voting Trust Certificate may, at any time and from time to time, sell, transfer or dispose of (a "Transfer") shares of Voting Trust Stock related to such Voting Trust Certificate; provided, however, that if such Transfer is not an Open Market Transfer (as defined below) then the shares of Voting Trust Stock so transferred shall remain subject to the Voting Trust and the provisions of this Agreement and the transferee of any such shares shall agree in writing to be bound by the terms of this Agreement.

         As used herein, the term "Open Market Transfer" shall mean a Transfer of Voting Trust Stock to an unaffiliated third-party (i) pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "1933 Act"), with a current prospectus available, providing for resale of the Voting Trust Stock or (ii) pursuant to an exemption from the registration requirements of the 1933 Act, in each case, in a "brokers' transaction," as that term is defined in Rule 144(g) promulgated under the 1933 Act or a transaction effected by a "market maker" (as that term is defined in Section 3(a)(38) of the Securities Exchange Act of 1934, as amended, the "1934 Act") in the Voting Trust Stock; provided, however, that for the purposes of this Agreement, a "brokers' transaction" shall also include a sale of a substantial block of Voting Trust Stock that is solicited or arranged by a broker-dealer or such a "market maker" and effected through the exchange, quotation system or market on which the Voting Trust Stock is then traded; provided, further, however, any Transfer which violates the spirit and intent of this Agreement shall not be deemed an Open Market Transfer. Any shares of Voting Trust Stock Transferred in an Open Market Transfer pursuant to the terms of this Agreement are referred to herein as "Released Shares" and, upon an Open Market Transfer, such Released Shares shall no longer be subject to this Voting Trust.

         (c) Upon a Transfer, the transferring holder of Voting Trust Stock represented by a Voting Trust Certificate shall provide the Voting Trustee with written notice of such Transfer (a "Transfer Notice"), which such notice shall state (i) the number of shares of Voting Trust Stock Transferred, (ii) the method of the Transfer, and (iii) whether or not the Transfer is an Open Market Transfer. As promptly as practicable (but in any event within two trading days of receipt by the Voting Trustee of a proper Transfer Notice) the Voting Trustee shall deliver certificates representing the Voting Trust Stock so Transferred to the transfer agent for the Company together with stock powers, duly endorsed in blank, and, if (and only if) the Transfer was an Open Market Transfer, the Voting Trustee shall also provide the transfer agent with authorization to remove the restrictive legend required by this Agreement from the Voting Trust Stock so transferred. If the certificates delivered by the Voting Trustee represent more shares of Common Stock than are being Transferred, the remaining shares shall be re-issued and returned to Voting Trustee and shall remain subject to the Voting Trust. If the Transfer was not an Open Market Transfer, the provisions of Section 1 shall apply.

         SECTION 7. Termination.
                    -----------

         (a) The Voting Trust created hereby shall remain in effect until terminated as follows:

                  (i) The Voting Trust created hereby shall terminate upon an Open Market Transfer with respect to Released Shares, but not with respect to the remaining Voting Trust Stock.

                  (ii) The Voting Trust created hereby shall terminate in its entirely at such time as (y) none of the Warrants remain outstanding and (z) all of the Voting Trust Stock has become Released Shares.

         (b) The Voting Trust created hereby shall terminate in its entirety if the Voting Trustee resigns and is not replaced in accordance with the provisions of Section 10.

         (c) The Voting Trust created hereby shall terminate in its entirety upon ten (10) days written notice from the holders of all then outstanding Voting Trust Certificates to the Voting Trustee if the Voting Trustee "beneficially owns" (determined in accordance with Section 13(d) of the 1934 Act, as amended, and Regulations 13D-G thereunder) less than thirty percent (30%) of the outstanding Common Stock, including for the purposes of such calculation, shares of Voting Trust Stock.

         Promptly, but in no event more than two (2) trading days after termination under Section 7(b) or 7(c), the Voting Trustee shall deliver the certificates representing all of the Voting Trust Stock then held by the Voting Trustee to the transfer agent for the Company with instructions to re-issue and deliver certificates to the holders of the Voting Trust Certificates, together with stock powers, duly endorsed in blank, and with authorization to remove the restrictive legend required by this Agreement from such Voting Trust Stock.

         SECTION 8. Dividends. The Voting Trustee shall not be entitled to retain any dividends or other distributions of cash or other property or securities (other than Common Stock), if any, with respect to the Voting Trust Stock and such distributions (other than distributions of Common Stock), if any, shall be paid by the Voting Trustee to the registered holders of the Voting Trust Certificates immediately upon receipt by the Voting Trustee. Any distributions paid in Common Stock shall be deposited into the Voting Trust and a Voting Trust Certificate shall be delivered to the beneficial owner of such Common Stock evidencing such deposit.

         SECTION 9. Compensation of Voting Trustee. Without limiting the provisions of Section 12, the Voting Trustee acknowledges that it shall not be entitled to receive a fee from the holders of the Voting Trust Certificates.

         SECTION 10. Successor Voting Trustee. The Voting Trustee may resign at any time by giving written notice 30 days prior to the date of such resignation to the holders of the Voting Trust Certificates. The resigning Voting Trustee is hereby authorized to, and shall, appoint a successor Voting Trustee, which such successor Voting Trustee shall be required to vote all shares of Voting Trust Stock as directed by Xmark Asset Management, LLC. Upon the acceptance in writing by a successor Voting Trustee of any appointment as Voting Trustee hereunder and the agreement in writing of such successor Voting Trustee to be bound by the obligations contained in this Agreement, (i) the retiring Voting Trustee shall give written notice to (a) the Company of its retirement, and direct that all notices due to it by virtue of its position as Voting Trustee should be sent to the successor Voting Trustee and (b) to the holders of the Voting Trust Certificate providing the name, address and contact person at the successor Voting Trustee, and (ii) such successor Voting Trustee shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Voting Trustee such successor Voting Trustee shall deliver to the Company written notice of its acceptance of the position of Voting Trustee, and (iii) upon (but only upon) such acceptance, the retiring Voting Trustee shall be discharged from further responsibilities under this Agreement.

         SECTION 11. Concerning the Trustee.
                     ----------------------

         (a) The Voting Trustee shall have all requisite power, authority and discretion as shall be necessary or appropriate to enable it to take all such actions as it is required to take pursuant to this Agreement. The Voting Trustee shall have no liability hereunder except for its own gross negligence or willful misconduct.

         (b) The Voting Trustee may consult with any legal counsel satisfactory to it and the advice of such counsel shall be full and complete authorization and protection in respect of any reasonable action taken, omitted to be taken or suffered by the Voting Trustee hereunder in good faith and in accordance with such opinion. Nothing herein is intended to imply that the Voting Trustee is required to obtain legal or other professional advice in connection with any action to be taken or omitted by it.

         (c) The Voting Trustee shall be protected and shall incur no liability for, or in respect of, any action taken or omitted to be taken or anything suffered by it in reliance upon any notice, direction, consent, certificate, affidavit, statement or other paper or document reasonably believed by it to be genuine and to have been presented or signed by the proper parties.

         (d) The Voting Trustee shall be obligated to perform such duties and only such duties as are herein specifically set forth, and no implied duties or obligations shall be read into this Agreement except to the extent the same shall inure to the benefit of the Voting Trustee. The Voting Trustee shall not be under any obligation to take any action hereunder which may tend to involve it in any expense or liability for which, in its reasonable opinion, it believes it will not be reimbursed in accordance with this Agreement.

         SECTION 12. Indemnification.
                     ---------------

         (a) The holder(s) of the Voting Trust Certificates, jointly and severally, covenant and agree to indemnify and hold harmless the Voting Trustee and its Affiliates, directors, officers, employees and agents (each, an "Indemnified Party"), from and against any and all claims, damages, losses, liabilities, obligations, actions, suits, costs, disbursements and expenses (including fees and expenses of counsel) (collectively, "Damages") incurred by any Indemnified Party, in its capacity as such, arising from or in connection with the execution of, or performance or inaction under, this Agreement, and as a result of claims asserted by a third party; provided, however, the holders(s) of the Voting Trust Certificates shall not be liable for Damages incurred by an Indemnified Party to the extent that a court having competent jurisdiction shall have determined by final judgment (not subject to further appeal) that such Damages resulted from the willful malfeasance or gross negligence of such Indemnified Party.

         (b) The indemnification set forth in this Section 12 shall be in addition to any other obligations or liabilities of the holders of the Voting Trust Certificates hereunder or at common law or otherwise and shall survive the termination of this Agreement and retirement of the Voting Trustee.

         SECTION 13. Other Obligations of the Voting Trustee.
                     ---------------------------------------

         (a) The Voting Trustee shall file a copy of this Agreement in the registered office of the Company in the State of Delaware. The Voting Trustee shall request that such office keep such copy open to the inspection of any stockholder of the Company, or any holder of a Voting Trust Certificate, daily during business hours.

         (b) The Voting Trustee shall give written notice to the holders of the Voting Trust Certificates if a meeting of the Company's stockholders is called at which the Voting Trustee shall be asked to vote, or if in lieu of such meeting the Voting Trustee shall be asked to act by written consent, on any corporate action requiring approval of the Company's stockholders.

         SECTION 14. No Legal Title to Voting Trust Stock in Holders of Voting Trust Certificates. The holders of Voting Trust Certificates shall not have legal title to any part of the Voting Trust Stock and, except as contemplated by
Section 5 and Section 6, shall not be entitled to transfer or convey any interest in (including, without limitation, any encumbrance on) the Voting Trust Stock. No creditor of any holder of a Voting Trust Certificate shall be able to obtain legal title to or exercise legal or equitable remedies with respect to the Voting Trust Stock. No transfer, by operation of law or otherwise, of any right, title and interest of any holder of a Voting Trust Certificate in and to its undivided beneficial interest in the Voting Trust Stock or hereunder shall operate to terminate this Agreement or the Voting Trust or entitle any successor of any holder of a Voting Trust Certificate to an accounting or to the transfer to it of any legal title to any part of the Voting Trust Stock.

         SECTION 15. Beneficiaries. Nothing in this Agreement, whether express or implied, shall be construed to give any person other than the Voting Trustee, or the holders of the Voting Trust Certificates any right in the Voting Trust Stock or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

         SECTION 16. Assignment. Except as expressly provided in Section 5, no assignment or transfer of any interest, right or obligation of any holder of a Voting Trust Certificate under this Agreement shall be allowed and any such assignment or transfer in contravention hereof shall be void and of no effect; provided that, as a condition to any assignment or transfer, the assignor or transferor shall provide notice thereof to the Voting Trustee and the assignee or transferee shall agree in writing to be bound by the terms of this Agreement.

         SECTION 17. Amendments. This Agreement may not be amended, supplemented or otherwise modified except in a writing signed by the Voting Trustee and all of the holders of the Voting Trust Certificates. If this Agreement shall be amended, the Voting Trustee shall file a copy of the instrument effecting such amendment in the registered office of the Company in the State of Delaware.

         SECTION 18. Notices. All notices, consents, approvals and other communications given or made pursuant hereto shall be in writing and shall be
(a) delivered personally against receipt thereof, (b) sent by overnight courier,
(c) transmitted by telecopier or (d) sent by registered or certified mail (postage prepaid, return receipt requested), in each case to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

         (a) if to any holder of a Voting Trust Certificate, at the address for such holder specified in the record of beneficial owners maintained by the Voting Trustee.

         (b) if to the Voting Trustee, to the following address:

                           Xmark Asset Management, LLC
                           152 West 57th Street, 21st Floor
                           New York, NY 10019

         All such notices, consents, approvals and other communications shall be deemed to have been given on (x) the date of receipt if delivered personally or by overnight courier, (y) the date of transmission with confirmation answerback if transmitted by telecopier or (z) the third business day following posting if sent by mail.

         SECTION 19. Interpretation. The terms defined in this Agreement include the plural as well as the singular. When a reference is made in this Agreement to a Section, Schedule or Exhibit, such reference shall be to a Section, Schedule or Exhibit of this Agreement unless otherwise indicated. The headings contained herein are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

         SECTION 20. Severability. If any provision of this Agreement shall be held to be invalid, illegal or unenforceable, in whole or in part, under the laws of the State of Delaware, such invalidity, illegality or enforceability shall not in any way whatsoever affect the validity of the other provisions of this Agreement and such other provisions shall remain in full force and effect.

         SECTION 21. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. One or more counterparts of this document may be delivered via telecopier, with the intention that they shall have the same effect as an original, executed counterpart hereof.

         SECTION 22. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, REGARDLESS OF THE LAWS THAT MIGHT BE APPLIED UNDER APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS. EACH OF THE PARTIES HERETO AGREES THAT ANY LEGAL ACTION BETWEEN OR AMONG THE PARTIES RELATING TO THE ENTRY INTO OR PERFORMANCE OF THIS AGREEMENT, OR THE INTERPRETATION OR ENFORCEMENT OF THE TERMS HEREOF, SHALL BE BROUGHT ONLY IN A STATE COURT LOCATED IN NEW CASTLE COUNTY, DELAWARE, HAVING JURISDICTION OF THE SUBJECT MATTER THEREOF, AND EACH PARTY IRREVOCABLY CONSENTS TO PERSONAL JURISDICTION IN ANY SUCH STATE COURT, WAIVES ANY RIGHT TO OBJECT TO SUCH VENUE OR TO ASSERT THE DEFENSE OF FORUM NON-CONVENIENS, AND AGREES THAT SERVICE OF PROCESS MAY BE MADE BY CERTIFIED OR REGISTERED MAIL ADDRESSED TO SUCH PARTY AT ITS ADDRESS SET FORTH IN, OR DETERMINED IN ACCORDANCE WITH, SECTION 18 HEREOF.

         SECTION 23. Representations. Each of the parties hereto represents that this Agreement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

         SECTION 24. No Group Activities. The Voting Trustee has the sole voting power with respect to the Voting Trust Stock, and such power is not shared or dependent upon any action of the Stockholders; accordingly, the parties hereto are not acting in concert with each other, and have not, by virtue of this Agreement, formed a "group" as contemplated by Rule 13d-5(b) of the 1934 Act. The Voting Trustee does not have any direct or indirect pecuniary interest (as that term is defined in Rule 16a-1(a)(2)(i) of the 1934 Act) in any of the Voting Trust Stock.

         IN WITNESS WHEREOF, the Company, the Voting Trustee, each the Stockholder have duly executed this Voting Trust Agreement as of the day and year first above written.


                                     INCARA PHARMACEUTICALS
                                     CORPORATION


                                     By: /s/ Clayton I. Duncan
                                     Name: Clayton I. Duncan
                                     Title: Chairman and CEO


                                     BIOMEDICAL VALUE FUND, L.P.
                                     BIOMEDICAL OFFSHORE VALUE
                                     FUND, LTD.

                                     By:  Great Point Partners, LLC,
                                          Its Investment Manager


                                          By: /s/ David P. Gerber
                                          Name:  David P. Gerber,
                                          Title: Chief Financial Officer

                                     XMARK ASSET MANAGEMENT LLC


                                     By: /s/ Mitchell D. Kaye
                                     Name:  Mitchell D. Kaye
                                     Title: Chief Investment Officer

                                   SCHEDULE I


Stockholder               No. of Shares          Certif. No.             No. of Warrants        Certif. No.
-----------               -------------          -----------             ---------------        -----------

Biomedical Value Fund,
L.P.                      6,800,000                                      2,720,000

Biomedical Offshore
Value Fund, Ltd.          3,200,000                                      1,280,000

                                                                       EXHIBIT A


                            VOTING TRUST CERTIFICATE
                                  IN RESPECT OF
               COMMON STOCK OF INCARA PHARMACEUTICALS CORPORATION


No. _____


         THIS IS TO CERTIFY THAT __________________________ or its registered assigns upon the termination of the Voting Trust Agreement hereinafter referred to (the "Agreement"), upon surrender of this Certificate, will be entitled to receive a certificate or certificates for ______ shares of Common Stock of Incara Pharmaceuticals Corporation (the "Company") (or, if prior to the termination of the Agreement, the Company shall change the outstanding shares of its Common Stock into the same or a different number of shares of stock or of the same or any other class or classes, a number of shares of such class or classes of stock equivalent to such number which would have been issued for the aforesaid number and classes of shares of Common Stock); and until such time is entitled to receive payments of any dividends or distributions (other than such as shall be in the form of shares of the capital stock of the Company having present or contingent voting power, which shall continue to be held by the undersigned Trustee or any successors thereto (the "Trustee")) received by the Trustee in respect of the aforesaid number and classes of shares of Common Stock.

         Until the termination of the Agreement and the delivery of such stock certificates, the Trustee shall have the full, exclusive and unqualified right and power to vote and to execute consents and dissents with respect to all shares of stock of the Company having voting power held by the Trustee, at all meetings of stockholders of the Company (or written actions in lieu thereof), for any purpose, whether annual or special, and generally to exercise all the powers of an absolute owner thereof, subject only to the limitations and restrictions which are set forth in the Agreement, including, without limitation, Section 4 of the Agreement; it being expressly stipulated that, except as specifically set forth in the Agreement, no voting right passes to the holder hereof by or under this Certificate or by or under any agreement, expressed or implied.

         This Certificate is issued pursuant and is subject to all of the terms and conditions of the Voting Trust Agreement, dated as of April ___2004, by and among the Company, the original Trustee, as Trustee and the original holder hereof, the terms of which the holder hereof agrees and consents to. A copy of the Agreement is on file in the registered office of the Company in Delaware.

         This Certificate and the rights and interests represented hereby are transferable only on the books of the Trustee upon surrender hereof at the principal business office of the Trustee, properly endorsed, subject to such rules and requirements concerning transfers as the Trustee may from time to time adopt, by the registered holder hereof in person or by attorney duly authorized.

         IN WITNESS WHEREOF, the Trustee has executed this Certificate this _____ day of _____________, 2004.



                                     TRUSTEE


                                     By: __________________________________
                                     Name: ________________________________
                                     Title: _______________________________